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                                                                   EXHIBIT 10.68


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), effective this 1st day of May, 1999 (the "Amendment Date"), is entered into by and between R. Link Newcomb ("Employee") and Oakley, Inc., a Washington corporation ("Company").

         WHEREAS, Employee and the Company have previously entered into that certain employment agreement dated January 31, 1997 (the "Effective Date"), as amended effective February 1, 1997, as further amended effective April 13, 1998, and as further amended May 12, 1998 (the "Old Employment Agreement"); and

         WHEREAS, Employee and the Company desire to amend and restate in its entirety the Old Employment Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Employee and the Company have agreed and do hereby agree as follows:

         1. Employment. The Company does hereby employ, engage and hire Employee as the Chief Operating Officer of the Company, and Employee does hereby accept and agree to such hiring, engagement and employment. In such capacity, Employee shall have such executive and managerial powers and duties with respect to the Company as may be from time to time reasonably assigned to him by the Board of Directors and/or the Chief Executive Officer of the Company. Except for sick leave, reasonable vacations and excused leaves of absence, Employee shall, throughout his period of employment, devote substantially all his working time, attention, knowledge and skills, diligently and to the best of his ability, to the performance of such duties in furtherance of the business of the Company.

         2. Term of Agreement. The term ("Term") of this Agreement shall continue through January 31, 2002; provided, however, that on each anniversary of the Effective Date at which time the remaining term of the Agreement is one year, the Term of the Agreement shall automatically be extended for one additional year unless, not later than three months prior to any such anniversary, either party shall have given written notice to the other that it does not wish to extend the Term of the Agreement.


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         3. Compensation.

            (a) Base Salary. The Company shall pay Employee an annual base salary no less than at the rate of $350,000 per year, payable in equal biweekly installments or at such other times as Employee and the Company shall agree. Employee's base salary may be increased as determined by the Board of Directors of the Company in its sole discretion.

            (b) Bonus. Subject to subsection (c) below, Employee shall be eligible to participate in the Company's Performance Bonus Plan. Employee's annual target bonus under the Performance Bonus Plan shall not be less than $200,000.

            (c) Stock Options. Employee acknowledges and agrees that, in lieu of payment of the bonus, if any, Employee may otherwise be entitled to under the Company's Performance Bonus Plan for the Company's fiscal 1999, Employee was granted in April 1999 a stock option (the "Option"), pursuant to the Company's 1995 Stock Incentive Plan (the "Stock Plan") and form of option agreement previously approved by the Board of Directors (as modified herein), to purchase 110,000 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company at a per share exercise price equal to $ 7 5/8. The Option shall vest and become exercisable in equal 25% installments on each of the first four anniversaries of the date of grant. The term of the Option shall be ten years from the date of grant. The Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the fullest extent permitted by such Section of the Code. To the extent any portion of such Option does not qualify as an incentive stock option, such portion of the Option shall be deemed a non-qualified stock option.

            (d) Fringe Benefits. Employee shall be entitled to participate in any fringe and other benefit programs adopted from time to time by the Company for the benefit of its senior executives.

         4. Termination of Employment

            (a) Early Termination. If Employee's employment with the Company is terminated by the Employee or by the Company in each case for any reason on or before January 31, 2000, (i) the Company shall pay to Employee (or, in the case of Employee's death, to Employee's beneficiaries or his estate) the sum of $500,000 (the "Early Termination Payment") in full on the date of termination of employment in accordance with the Company's normal payroll practices and procedures. Any termination pursuant to this paragraph shall relieve each party hereto from any obligation pursuant to Section 1 hereof. The Early Termination Payment shall be in lieu of any benefits provided for in subsection (b) below other than Employee's rights under any Company disability plan in which Employee may then be a participant.


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            (b) Termination Generally. If Employee's employment with the Company is terminated after January 31, 2000 Employee will be entitled to benefits as follows:

                (i) Death. If Employee dies while employed by the Company, his employment shall immediately terminate and the Company's obligation to pay Employee's base salary and bonus shall cease as of the date of death. Employee's beneficiaries or his estate shall receive benefits in accordance with any Company plans then in effect.


                (ii) Disability. If as a result of Employee's incapacity due to physical or mental illness ("Disability"), Employee shall have been absent from the full-time performance of his duties with the Company for six consecutive months, the Company may, upon 30 days' notice to Employee, terminate Employee's employment. Within ten days following such termination for Disability, the Company shall pay Employee an amount equal to one year's base salary. Such payment shall not affect Employee's rights under any Company disability plan in which Employee may then be a participant.

                (iii) Termination for Cause. The Company shall have the right to terminate Employee's employment for Cause by giving Employee written notice of the effective date of such termination. For purposes of this Agreement, "Cause" shall mean fraud, misappropriation, embezzlement or other act of material misconduct against the Company, or substantial or willful failure to perform specific and lawful directives of the Company's Board of Directors consistent with Employee's employment. If the Company terminates Employee's employment for Cause, the Company shall have no further obligation under this Agreement from and after the date of termination.

                (iv) Voluntary Termination by Employee. In the event that Employee's employment with the Company is voluntarily terminated by Employee other than for Good Reason, the Company shall have no further obligation under this Agreement from and after the date of termination. For purposes of this Agreement, "Good Reason" shall mean a material breach by the Company of any provision of this Agreement.


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                (v) Other Termination. If Employee's employment is terminated
         (i) by the Company for any reason other than Employee's death or disability or for Cause or (ii) by Employee for Good Reason, the Company shall pay Employee the balance due under the Term of this Agreement as if Employee had remained in the Company's employ at an annual rate of compensation equal to his then base salary and, at the end of each remaining fiscal year ending during the Term of this Agreement, a bonus equal to the amount of Employee's annual target bonus under the Performance Bonus Plan as in effect at the time of such termination. In addition, the Company shall pay Employee his base salary accrued through the date of termination and, with respect to any fiscal year ended prior to the date of termination as to which no annual bonus under the Performance Bonus Plan had yet been paid, an annual bonus determined on the basis of the performance goals and objectives applicable to Employee for such year.

            (c) Acceleration of Stock Options. If Employee's employment is terminated by the Company for any reason other than Employee's death or disability or for Cause, the vesting of that portion of Employee's stock options that are outstanding as of the date of Employee's termination, if any, which would have vested within one year after the date of Employee's termination shall be accelerated and such stock options shall be immediately exercisable and shall remain exercisable pursuant to subsection (d) below.

            (d) Extension of Exercise Period of Stock Options. Notwithstanding anything to the contrary contained herein or in Employee's existing or future stock option agreements, if Employee's employment is terminated by the Employee or by the Company for any reason during the Term of this Agreement, Employee shall be entitled to exercise his stock options to the extent vested on the date of his termination (including any stock options accelerated pursuant to subsection (c) above) for a period of two years from such date of termination. If Employee does not exercise his incentive stock options on or before the date three months following his termination of employment with the Company, his incentive stock options will thereafter be treated as non-qualified stock options in accordance with Section 422 of the Code.

            (e) Consulting Services. Upon termination of Employee's employment with the Company for any reason other than by reason of Employee's death or Disability, the Employee shall, at the election of the Company, which election must be exercised in writing and received by Employee within fifteen (15) days of the effective date of such termination, provide consulting services to the Company on such projects or matters within the expertise of Employee and/or in which he was involved or of which he had knowledge during his employment with the Company that


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the Board of Directors or the Chairman of the Board of the Company may
reasonably request of him from time to time. The term of the consulting period under this Agreement shall begin on the date of exercise (the "Exercise Date") of the option by the Company and shall continue for a period of two (2) years from the Exercise Date. In return for said consulting services, the Employee shall be compensated at the rate of $50,000 per year, payable in equal bi-weekly installments or such other time or times as the Company and Employee shall agree. The Company understands and agrees that Employee's engagement to provide consulting services pursuant to this subsection (e) shall be nonexclusive and limited in time so as to permit Employee to perform duties on a full-time basis for one or more employers.

         5. Assignment of Intellectual Property Rights.

            (a) Definition of "Inventions". As used herein, the term "Inventions" shall mean all inventions, discoveries, improvements, trade secrets, formulas, techniques, data, programs, systems, specifications, documentation, algorithms, flow charts, logic diagrams, source codes, processes, and other information, including works-in-progress, whether or not subject to patent, trademark, copyright, trade secret, or mask work protection, and whether or not reduced to practice, which are made, created, authored, conceived, or reduced to practice by Employee, either alone or jointly with others, during the period of employment with the Company (including, without limitation, all periods of employment with the Company prior to the Effective Date) which (A) relate to the actual or anticipated business, activities, research, or investigations of the Company or (B) result from or is suggested by work performed by Employee for the Company (whether or not made or conceived during normal working hours or on the premises of the Company), or (C) which result, to any extent, from use of the Company's premises or property, unless, in the case of clause (C) only, (i) Employee has reimbursed the Company in an amount equal to the value of the use of such premises or property (as determined by the Company based upon the Company's all in cost, which shall include without limitation compensation and overhead expense) and (ii) the Company approved the use of its premises or property prior to the use thereof by Employee.

            (b) Work for Hire. Employee expressly acknowledges that all copyrightable aspects of the Inventions are to be considered "works made for hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"), and that the Company is to be the "author" within the meaning of such Act for all purposes. All such copyrightable works, as well as all copies of such works in whatever medium fixed or embodied, shall be owned exclusively by the Company as of its creation, and Employee hereby expressly disclaims any and all interest in any of such copyrightable works and waives any right of droit morale or similar rights.


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            (c) Assignment. Employee acknowledges and agrees that all Inventions constitute trade secrets of the Company and shall be the sole property of the Company or any other entity designated by the Company. In the event that title to any or all of the Inventions, or any part or element thereof, may not, by operation of law, vest in the Company, or such Inventions may be found as a matter of law not to be "works made for hire" within the meaning of the Act, Employee hereby conveys and irrevocably assigns to the Company, without further consideration, all his right, title and interest, throughout the universe and in perpetuity, in all Inventions and all copies of them, in whatever medium fixed or embodied, and in all written records, graphics, diagrams, notes, or reports relating thereto in Employee's possession or under his control, including, with respect to any of the foregoing, all rights of copyright, patent, trademark, trade secret, mask work, and any and all other proprietary rights therein, the right to modify and create derivative works, the right to invoke the benefit of any priority under any international convention, and all rights to register and renew same. Employee understands that Inventions do not include, and the obligations set forth above in this Section 5(c) do not apply to, subject matter that qualifies fully under the provisions of Section 2870 of the California
Labor Code.

            (d) Proprietary Notices; No Filings; Waiver of Moral Rights. Employee acknowledges that all Inventions shall, at the sole option of the Company, bear the Company's patent, copyright, trademark, trade secret, and mask work notices.

            Employee agrees not to file any patent, copyright, or trademark applications relating to any Invention, except with prior written consent of an authorized representative of the Company (other than Employee).

            Employee hereby expressly disclaims any and all interest in any Inventions and waives any right of droit morale or similar rights, such as rights of integrity or the right to be attributed as the creator of the Invention.

            (e) Further Assurances. Employee agrees to assist the Company, or any party designated by the Company, promptly on the Company's request, whether before or after the termination of employment, however such termination may occur, in perfecting, registering, maintaining, and enforcing, in any jurisdiction, the Company's rights in the Inventions by performing all acts and executing all documents and instruments deemed necessary or convenient by the Company, including, by way of illustration and not limitation:

                (i) Executing assignments, applications, and other documents and instruments in connection with (A) obtaining patents, copyrights, trademarks, mask works, or other proprietary protections for the Inventions and (B) confirming the assignment to the Company of all right, title, and interest in the Inventions or otherwise establishing the Company's exclusive ownership rights therein.


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                (ii) Cooperating in the prosecution of patent, copyright,
         trademark and mask work applications, as well as in the enforcement of the Company's rights in the Inventions, including, but not limited to, testifying in court or before any patent, copyright, trademark or mask work registry office or any other administrative body.

            Employee shall be reimbursed for all out-of-pocket costs incurred in connection with the foregoing, if such assistance is requested by the Company after the termination of Employee's employment. In addition, to the extent that, after the termination of employment for whatever reason, Employee's technical expertise shall be required in connection with the fulfillment of the aforementioned obligations, the Company shall compensate Employee at a reasonable rate for the time actually spent by Employee at the Company's request rendering such assistance.

            (f) Power of Attorney. Employee hereby irrevocably appoints the Company to be his Attorney-In-Fact to execute any document and to take any action in his name and on his behalf and to generally use his name for the purpose of giving to the Company the full benefit of the assignment provisions set forth above.

            (g) Disclosure of Inventions. Employee shall make full and prompt disclosure to the Company of all Inventions subject to assignment to the Company, and all information relating thereto in Employee's possession or under his control as to possible applications and use thereof.

         6. No Violation of Third-Party Rights. Employee represents, warrants, and covenants that he:

            (a) will not, in the course of employment, infringe upon or violate any proprietary rights of any third party (including, without limitation, any third party confidential relationships, patents, copyrights, mask works, trade secrets, or other proprietary rights);

            (b) is not a party to any conflicting agreements with third parties which will prevent him from fulfilling the terms of employment and the obligations of this Agreement;


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            (c) does not have in his possession any confidential or proprietary information or documents belonging to others and will not disclose to the Company, use, or induce the Company to use, any confidential or proprietary information or documents of others; and

            (d) agrees to respect any and all valid obligations which he may now have to prior employers or to others relating to confidential information, inventions, or discoveries which are the property of those prior employers or others, as the case may be.

            Employee has supplied or shall promptly supply to the Company a copy of each written agreement to which Employee is subject (other than any agreement to which the Company is a party) which includes any obligation of confidentiality, assignment of Inventions, or non-competition.

            Employee agrees to indemnify and save harmless the Company from any loss, claim, damage, cost or expense of any kind (including without limitation, reasonable attorney fees) to which the Company may be subjected by virtue of a breach by Employee of the foregoing representations, warranties, and covenants.

         7. Confidential Information and Non-Competition.

            (a) Confidentiality. Employee acknowledges that in his employment hereunder he will occupy a position of trust and confidence. Employee shall not, except as may be required in the normal course of business to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Employee's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company, its subsidiaries and affiliates. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not disclosed by the Company for financial reporting purposes and that was learned by Employee in the course of his employment by the Company, its subsidiaries and affiliates, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, its subsidiaries and affiliates, and that such information gives the Company a competitive advantage. The Employee agrees to (i) deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, (A) all documents, computer tapes and


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disks, records, lists, data, drawings, prints, notes and written information
(and all copies thereof) furnished by the Company, its subsidiaries and affiliates, or prepared by the Employee during the term of his employment by the Company, its subsidiaries and affiliates, and (B) all notebooks and other data relating to research or experiments or other work conducted by Employee in the scope of employment or any Inventions made, created, authored, conceived, or reduced to practice by Employee, either alone or jointly with others, and (ii) make full disclosure relating to any Inventions.

            If Employee would like to keep certain property, such as material relating to professional societies or other non-confidential material, upon the termination of employment with the Company, he agrees to discuss such issues with the Company. Where such a request does not put Confidential Information of the Company at risk, the Company will customarily grant the request.

            (b) Non-Competition. During the Term of this Agreement and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, without the prior written consent of the Company, provide consultative services or otherwise provide services to (whether as an employee or a consultant, with or without pay), own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, firm, corporation, or other entity that is then a competitor of the Company, its subsidiaries and affiliates, including without limitation any entity engaged in the design, manufacture and/or distribution of eyewear (each such competitor a "Competitor of the Company"); provided, however, that the "beneficial ownership" by Employee, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than five percent (5%) of the voting stock of any publicly held corporation shall not alone constitute a violation of this Agreement; provided, however, that if Employee's employment is terminated (i) by the Company without Cause, (ii) by Employee for Good Reason or (iii) by reason of the expiration of the Term of this Agreement, the non-competition agreement provided for in this subparagraph (b) shall terminate as of the date of such termination of employment. Employee and the Company acknowledge and agree that the business of the Company is global in nature, and that the terms of the non-competition agreement set forth herein shall apply on a worldwide basis.

            (c) Non-Solicitation of Customers and Suppliers. During the Term of this Agreement and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any Competitor of the Company; provided, however, that if Employee's employment is


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terminated (i) by the Company without Cause, (ii) by Employee for Good Reason or
(iii) by reason of the expiration of the Term of this Agreement, the non-solicitation agreement provided for in this subparagraph (c) shall terminate as of the date of such termination of employment.

            (d) Non-Solicitation of Employees. Employee recognizes that he possesses and will possess confidential information about other employees of the Company, its subsidiaries and affiliates, relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company, its subsidiaries and affiliates. Employee recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company, its subsidiaries and affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company, its subsidiaries and affiliates. Employee agrees that, during the Term of this Agreement and for a period of two (2) years thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company, its subsidiaries and affiliates (i) for the purpose of being employed by him or by any Competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he shall not convey any such confidential information or trade secrets about other employees of the Company, its subsidiaries and affiliates to any other person or
(ii) for any other purpose or no purpose.

            (e) Injunctive Relief. It is expressly agreed that the Company will or would suffer irreparable injury if Employee were to compete with the Company or any subsidiary or affiliate of the Company in violation of any of the provisions of this Section 7 and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and Employee further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Employee from so competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

            (f) Survival of Provisions. The obligations contained in this
Section 7 shall survive the termination or expiration of Employee's employment with the Company and shall be fully enforceable thereafter. If it is determined by a court of competent jurisdiction in any state that any restriction in this
Section 7 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.


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         8. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:

         If to Company:  Oakley, Inc.
                         One Icon
                         Foothill Ranch, California 92610
                         Attention: Chairman of the Board

         If to Employee: R. Link Newcomb
                         1247 Skyline Drive
                         Laguna Beach, California 92651

Either party may change such party's address for notices by notice duly given pursuant hereto.

         9. Indemnification. The Company shall indemnify and hold Employee harmless to the maximum extent permitted under applicable law.

         10. No Mitigation; No Offset. Employee shall not be required in any way to mitigate the amount of any payment provided for in this Agreement, and such payments shall not be subject to offset against compensation earned as the result of employment with another employer. In addition, nothing contained herein shall be construed to limit in any way Employee's rights or interests in or to accrued vacation, qualified or nonqualified compensatory arrangements in accordance with the terms thereof (including the Company's 401(k) plan and deferred compensation plan) or any other employee benefit vested on Employee's date of termination.

         11. Attorneys' Fees. In the event judicial determination is necessary of any dispute arising as to the parties' rights and obligations hereunder, each party shall have the right, in addition to any other available relief, to attorneys' fees based on a determination by the court of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

         12. Assignment; Successors. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, that in the event of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall be binding upon and inure to the benefit of such successor, and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.


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         13. Governing Law. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of California.

         14. Waiver; Modification. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

         15. Severability. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

         16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17. Termination of Old Employment Agreement. The Old Employment Agreement is hereby amended, restated and superseded in its entirety as of the date hereof. Employee acknowledges and agrees that no rights or benefits that Employee may have accrued in connection with a termination for Good Reason (as such term was defined in the Old Employment Agreement) prior to the Amendment Date shall have any force or effect following the Amendment Date.


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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Employee has hereunto signed this Agreement, as of the date referred to above.


                                         OAKLEY, INC.


                                         /s/ James Jannard
                                         -------------------------------------
                                         By:  JAMES JANNARD
                                         Its: CHAIRMAN OF THE BOARD


                                         /s/ Link Newcomb
                                         -------------------------------------
                                         R. LINK NEWCOMB



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